Exhibit 99.1

Federal-Mogul Reports Improved Q2 2014 Results

Sales up 7 percent to $1.9 billion, Operational EBITDA of $180 million and Free Cash Flow of $67 million

Q2 2014 Highlights

•	Sales of $1.9 billion, or 7 percent higher than Q2 2013

•	Operational EBITDA of $180 million or 9.6 percent of sales, up from $162 million or 9.3 percent of sales in Q2 2013

•	Operating income of $100 million, up $10 million from Q2 2013

•	Adjusted net income from continuing operations of $50 million

•	Free Cash Flow of $67 million in Q2 2014

•	Adjusted net income per share from continuing operations was $0.33 in Q2 2014

Southfield, Mich., July 23, 2014…Federal-Mogul Holdings Corporation (NASDAQ: FDML) today announced financial results for the second quarter ended June 30, 2014. Net sales for the second quarter were $1,872 million, an increase of 7 percent on a continuing operations basis, versus the second quarter of 2013. Operating income improved $10 million, or 11 percent in Q2 2014 over the same period last year. The net loss attributable to Federal-Mogul in Q2 2014 was $5 million or $0.03 loss per share. The company recorded $30 million in restructuring charges during the quarter related to its restructuring programs and $2 million in impairment charges. In addition, as a result of the successful refinancing of the company’s debt structure, the company recorded a loss of $24 million in the quarter related to the write-off of the unamortized debt discount on previous debt. When excluding these two items, adjusted net income from continuing operations in Q2 2014 was $50 million. Operational EBITDA was $180 million or 9.6 percent of sales in the second quarter of 2014, up from $162 million, or 9.3 percent of sales, in Q2 2013. Free Cash Flow was $67 million in Q2 2014. Adjusted net income per share from continuing operations was $0.33 in 2014.

Financial Summary	Q2 2014	Q2 2013	B/(W)
($ millions)
Net Sales	$1,872	$1,744	$128
Gross Margin	$297	$278	$19
pct. of sales	15.9%	15.9%	0%
SG&A	$(195)	$(184)	$(11)
pct. of sales	(10.4%)	(10.6%)	0.2%
Operating Income[1]	$100	$90	$10
Restructuring and Impairment Charges	$(32)	$(10)	$(22)
Net (Loss) Income from Continuing Operations	$(3)	$63	$(66)
Adjusted Net Income from Continuing Operations[2]	$50	$52	$(2)
Net (Loss) Income
attributable to Federal-Mogul	$(5)	$56	$(61)
(Loss) Earnings Per Share	$(0.03)	$0.57	$(0.60)
in dollars, diluted EPS
Operational EBITDA[3]	$180	$162	$18
pct. of sales	9.6%	9.3%	0.3%
Free Cash Flow[4]	$67	$73	$(6)

Powertrain (PT) Division Results

Federal-Mogul’s Powertrain (PT) division continued to gain market share in all regions with revenue of $1.2 billion, an increase of $90 million or 8 percent versus Q2 2013 with negligible exchange impact. Revenue in North America was up 12 percent, while light vehicle production was flat in Q2 2014 and commercial vehicle (CV) production grew by 5 percent. In Europe, Q2 2014 revenue was up 5 percent on a constant dollar basis, compared to a slight increase in light vehicle production of 1 percent in Q2 2014 and a decline in CV production of 6 percent. PT revenue in ROW was up 11 percent on a constant dollar basis, driven by strong sales in China where sales increased by 24 percent compared to Q2 2013. The PT division’s regional revenue rates in all regions grew at a higher percentage than the underlying market production growth rates.

PT Operational EBITDA was $117 million or 10.1 percent of revenue compared to $105 million or 9.8 percent of revenue in Q2 2013 as the PT division benefitted from higher sales volumes and market share gains.

“The improvements in Federal-Mogul Powertrain division’s Q2 revenue and EBITDA were driven largely by volume increases and market share gains across all regions,” said Rainer Jueckstock, Federal-Mogul Co-CEO and CEO, Powertrain Division. “We also continue to make operational progress by restructuring and realigning our manufacturing footprint to improve our cost competitiveness.”

Motorparts Division Results

Federal-Mogul’s Motorparts division reported revenue of $791 million in Q2 2014 compared to $761 million in Q2 2013, with negligible exchange impact. When excluding the impact of sales related to the Affinia acquisition which closed during the quarter, revenue was essentially flat. Sales in the US and Canada aftermarket increased by 4 percent. This was offset by a 6 percent decline in European sales on a constant dollar basis largely due to general softness in both the aftermarket and OE service channels. Export sales to Venezuela were also lower.

Motorparts Operational EBITDA was $63 million or 8 percent of revenue in Q2 2014, up $6 million from $57 million or 7.5 percent of revenue in Q2 2013. Included in Operational EBITDA for the current quarter were transaction costs of $3 million related to the Affinia and Honeywell acquisitions and $2 million of expenses related to strategic initiatives.

“We continued to make progress on our strategic priorities during the second quarter. Specifically, we secured locations and started the build-out of full product line regional distribution centers in Southern California and Eastern Pennsylvania. We also began implementation of a new, web-based inventory management system; invested in our sales force and technical training programs; and launched a new product development process,” said Dan Ninivaggi, Federal-Mogul Co-CEO and CEO, Motorparts Division. “In addition, we completed the Affinia chassis acquisition on May 1 and, shortly after quarter-end, closed the Honeywell brake acquisition. At the same time, we have recruited several new senior executives and streamlined our organizational structure.”

Affinia and Honeywell Acquisitions Closed

On May 1, 2014, the Motorparts division successfully completed its previously announced acquisition of Affinia’s chassis components business. The Affinia business serves leading North American aftermarket customers with premium chassis products, and complements Federal-Mogul’s industry-leading chassis business. On July 11, 2014, Federal-Mogul successfully completed its previously announced acquisition of certain business assets of the Honeywell Friction Materials business. The Honeywell Friction Materials business is headquartered in Glinde, Germany, with significant manufacturing capacity in Romania and China.

Analyst Call

Federal-Mogul will conduct a conference call and audio webcast on July 23 at 10:00 a.m., EDT.

To facilitate rapid connection the morning of the call, please click here to pre-register.

To participate in the call, dial the following numbers:

Domestic calls:	888.680.0890
International calls:	617.213.4857
Passcode I.D.:	11612248

An audio replay of the call will be available two hours following the call and will be accessible until August 23 at:

Domestic calls:	888.286.8010
International calls:	617.801.6888
Passcode I.D.:	73504144

Further information is available at www.federalmogul.com/investors.

Definitions

(1)	Operating Income is defined as net (loss) income from continuing operations less interest, taxes, restructuring and impairment charges, loss on extinguishment of debt and OPEB curtailment gains or losses. Note: Presented on a continuing operations basis.

(2)	Adjusted net income from continuing operations is defined as net (loss) income from continuing operations less restructuring and impairment charges, loss on extinguishment of debt, OPEB curtailment gains or losses and related tax impact on these items.

(3)	Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. Operational EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan, OPEB curtailment gains or losses, the income statement impacts associated with stock appreciation rights, and loss on extinguishment of debt.

(4)	Free Cash Flow is defined as net cash provided from (used by) operating activities less capital investment for plant, property and equipment.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production, fluctuations in the demand for vehicles containing our products, the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, the success of the company’s segmentation and corresponding effects and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

About Federal-Mogul

Federal-Mogul Holdings Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

The Corporation operates two independent business divisions, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors. Federal-Mogul’s Powertrain division designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications. Federal-Mogul’s Motorparts division sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO® wiper blades; Champion® spark plugs, wipers and filters; AE®, Fel-Pro®, FP Diesel®, Goetze®, Glyco®, Nüral®, Payen® and Sealed Power® engine products; MOOG® steering and suspension parts; and Ferodo® and Wagner® brake products.

Federal-Mogul was founded in Detroit in 1899. The company employs more than 45,000 people in 34 countries, and its worldwide headquarters is in Southfield, Michigan, United States. For more information, please visit www.federalmogul.com.

CONTACT:

Paula Silver

(248) 354-3045

paula.silver@federalmogul.com

FEDERAL-MOGUL HOLDINGS CORPORATION

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30		S ix Months Ended June 30
	2014	2013	2014	2013
	(Millions of Dollars,
	Except per Share Amounts)
Net sales	$1,872	$1,744	$3,651	$3,403
Cost of products sold	(1,575)	(1,466)	(3,080)	(2,876)

Gross margin	297	278	571	527
Selling, general and administrative expenses	(195)	(184)	(376)	(368)
OPEB curtailment gain	—	19	—	19
Interest expense, net	(31)	(24)	(53)	(53)
Restructuring expense, net	(30)	(8)	(38)	(15)
Loss on debt extinguishment	(24)	—	(24)	—
Equity earnings of non-consolidated affiliates	13	10	27	19
Amortization expense	(12)	(12)	(24)	(24)
Adjustment of assets to fair value	(2)	(2)	(2)	(2)
Other (expense) income, net	(4)	(1)	(10)	3

Income from continuing operations before income taxes	12	76	71	106
Income tax expense	(15)	(13)	(33)	(24)

Net income (loss) from continuing operations	(3)	63	38	82
Loss from discontinued operations, net of income tax	—	(5)	—	(56)

Net income (loss)	(3)	58	38	26
Less net income attributable to noncontrolling interests	(2)	(2)	(3)	(4)

Net income (loss) attributable to Federal-Mogul	$(5)	$56	$35	$22

Amounts attributable to Federal-Mogul:
Net income (loss) from continuing operations	$(5)	$61	$35	$78
Loss from discontinued operations, net of income tax	—	(5)	—	(56)

Net income (loss)	$(5)	$56	$35	$22

Net income (loss) per common share attributable to Federal-Mogul Basic and diluted:
Net income (loss) from continuing operations	$(0.03)	$0.62	$0.23	$0.79
Loss from discontinued operations, net of income tax	—	(0.05)	—	(0.57)

Net income (loss)	$(0.03)	$0.57	$0.23	$0.22

FEDERAL-MOGUL HOLDINGS CORPORATION

Consolidated Balance Sheets (Unaudited)

	June 30 2014	December 31 2013
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$628	$761
Accounts receivable, net	1,470	1,324
Inventories, net	1,146	1,068
Prepaid expenses and other current assets	245	224

Total current assets	3,489	3,377
Property, plant and equipment, net	2,054	2,038
Goodwill and other indefinite-lived intangible assets	1,055	1,017
Definite-lived intangible assets, net	385	356
Investments in non-consolidated affiliates	289	253
Other noncurrent assets	152	141

	$7,424	$7,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$108	$1,694
Accounts payable	850	799
Accrued liabilities	524	454
Current portion of pensions and other postemployment benefits liability	44	44
Other current liabilities	172	147

Total current liabilities	1,698	3,138
Long-term debt	2,581	905
Pensions and other postemployment benefits liability	984	1,028
Long-term portion of deferred income taxes	390	383
Other accrued liabilities	126	127
Shareholders’ equity:
Preferred stock ($0.01 par value; 90,000,000 authorized shares; none issued)	—	—
Common stock ($0.01 par value; 450,100,000 authorized shares; 151,624,744 issued shares and 150,029,244 outstanding shares as of June 30, 2014 and December 31, 2013)	2	2
Additional paid-in capital, including warrants	2,649	2,649
Accumulated deficit	(483)	(518)
Accumulated other comprehensive loss	(620)	(626)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	1,531	1,490

Noncontrolling interests	114	111

Total shareholders’ equity	1,645	1,601

	$7,424	$7,182

FEDERAL-MOGUL HOLDINGS CORPORATION

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30
	2014	2013
	(Millions of Dollars)
Cash Provided From (Used By) Operating Activities
Net income	$38	$26
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	163	144
Loss on debt extinguishment	24	—
Net loss from business dispositions	—	52
Restructuring expense, net	38	16
Payments against restructuring liabilities	(19)	(12)
Change in postemployment benefits	(31)	(29)
Equity earnings of non-consolidated affiliates	(27)	(19)
Cash dividends received from non-consolidated affiliates	5	4
OPEB curtailment gain	—	(19)
Adjustment of assets to fair value	2	2
Deferred tax benefit	(4)	(4)
Gain from sales of property, plant and equipment	(1)	—
Changes in operating assets and liabilities:
Accounts receivable	(124)	(152)
Inventories	(12)	(53)
Accounts payable	65	108
Other assets and liabilities	44	52

Net Cash Provided From Operating Activities	161	116
Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment	(173)	(186)
Payments to acquire businesses, net of cash acquired	(165)	—
Net proceeds from sales of property, plant and equipment	3	—
Net payments associated with business dispositions	—	(25)
Capital investment in non-consolidated affiliate	—	(4)

Net Cash Used By Investing Activities	(335)	(215)
Cash Provided From (Used By) Financing Activities
Proceeds from term loans, net of original issue discount	2,589	—
Principal payments on term loans	(2,537)	(15)
Debt issuance costs	(12)	—
Decrease in other long-term debt	(2)	3
Increase in short-term debt	—	42
Net remittances on servicing of factoring arrangements	(1)	(4)

Net Cash Provided From Financing Activities	37	26
Effect of foreign currency exchange rate fluctuations on cash	4	(19)
Decrease in cash and equivalents	(133)	(92)
Cash and equivalents at beginning of period	761	467

Cash and equivalents at end of period	$628	$375

FEDERAL-MOGUL HOLDINGS CORPORATION

Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
	(Millions of Dollars)
Net income (loss)	$(3)	$58	$38	$26
Discontinued operations	—	5	—	56

Net income (loss) from continuing operations	(3)	63	38	82
Depreciation and amortization	82	72	162	142
Interest expense, net	31	24	53	53
Restructuring expense, net	30	8	38	15
Loss on debt extinguishment	24	—	24	—
OPEB curtailment gain	—	(19)	—	(19)
Non-service cost components associated with U.S. based funded pension plans	(2)	1	(3)	1
Adjustment of assets to fair value	2	2	2	2
Stock appreciation rights	(1)	1	(2)	—
Income tax expense	15	13	33	24
Other	2	(3)	2	—

Operational EBITDA	$180	$162	$347	$300

Net income (loss) from continuing operations	$(3)	$63	$38	$82
Restructuring and impairment charges, net	32	10	40	17
OPEB curtailment gain	—	(19)	—	(19)
Loss on extinguishment of debt	24	—	24	—
Net tax impact on above	(3)	(2)	(4)	(3)

Adjusted net income from continuing operations	$50	$52	$98	$77

Free Cash Flow
Net cash provided from operating activities	$144	$166	$161	$116
Expenditures for property, plant and equipment	(77)	(93)	(173)	(186)

	$67	$73	$(12)	$(70)

The Company evaluates reporting segment performance principally on a non-GAAP Operational EBITDA basis. Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. Operational EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan, OPEB curtailment gains or losses, the income statement impacts associated with stock appreciation rights, and loss on debt extinguishment.